                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                        ---------------------------------------
                                                1997            1996
                                            -----------      ---------
Primary:
   Weighted average shares outstanding        8,657,102      8,623,690
   Common stock equivalents                     496,413        550,795
                                             ----------     ----------
                                              9,153,515      9,174,485
                                             ==========     ==========

Fully Diluted:
   Weighted average shares outstanding        8,657,102      8,623,690
   Common stock equivalents                     502,366        552,652
                                             ----------     ----------
                                              9,159,468      9,176,342
                                             ==========     ==========


Income before extraordinary item and
   preferred dividend requirement            $9,646,394     $6,379,083
Preferred dividend requirement                       --             --
                                             ----------     ----------
Income applicable to common shareholders
   and before extraordinary item             $9,646,394     $6,379,083
Extraordinary item                                   --             --
                                             ----------     ----------
Net income applicable to common
   shareholders                              $9,646,394     $6,379,083
                                             ==========     ==========


Earnings per share:

Primary -
   Net income before extraordinary item      $     1.05     $      .70
   Extraordinary item                                --             --
   Net income                                      1.05            .70

Fully Diluted -
   Net income before extraordinary item            1.05            .70
   Extraordinary item                                --             --
   Net income                                      1.05            .70



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                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                          FOR THE QUARTER ENDED SEPTEMBER 30,
                                          -----------------------------------
                                                1997           1996
                                             ----------     ----------
Primary:
   Weighted average shares outstanding        8,660,043      8,631,029
   Common stock equivalents                     515,532        550,795
                                             ----------     ----------
                                              9,175,575      9,181,824
                                             ==========     ==========

Fully Diluted:
   Weighted average shares outstanding        8,660,043      8,631,029
   Common stock equivalents                     496,805        552,652
                                             ----------     ----------
                                              9,156,848      9,183,681
                                             ==========     ==========


Income before extraordinary item and
   preferred dividend requirement            $3,178,029     $  493,190
Preferred dividend requirement                       --             --
                                             ----------     ----------
Income applicable to common shareholders
   and before extraordinary item             $3,178,029     $  493,190
Extraordinary item                                   --             --
                                             ----------     ----------
Net income applicable to common
   shareholders                              $3,178,029     $  493,190
                                             ==========     ==========


Earnings per share:

Primary -
   Net income before extraordinary item      $      .35     $      .05
   Extraordinary item                                --             --
   Net income                                       .35            .05

Fully Diluted -
   Net income before extraordinary item             .35            .05
   Extraordinary item                                --             --
   Net income                                       .35            .05


In February 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share". Adoption of SFAS 128, effective for periods ending after December 15, 1997, is not expected to have a material effect on reported earnings.